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                                                                    EXHIBIT 23.2

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 7, 2003 accompanying the consolidated financial statements and schedules incorporated in the Annual Report on Form 10-K of The Allied Defense Group, Inc. for the year ended December 31, 2002. We consent to the incorporation by reference of said report in this Registration Statement of The Allied Defense Group, Inc. on Form S-8.

GRANT THORNTON LLP

Baltimore, Maryland
May 13, 2003